Exhibit 10.2

AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES DUE 2021

This AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES DUE 2021 (this “Amendment”) is entered into as of June 29, 2011, by and between A.P. Pharma, Inc., a Delaware corporation (the “Company”) and the Purchasers (defined below).

WHEREAS, the Company entered into a Securities Purchase Agreement dated as of April 24, 2011 (the “Purchase Agreement”) with Tang Capital Partners, LP, Baker Bros. Investments II, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P. (collectively, the “Purchasers”);

WHEREAS, pursuant to the Purchase Agreement, the Company issued to the Purchasers, and the Purchasers purchased from the Company, Notes (as such term is defined in the Purchase Agreement);

WHEREAS, the Company and the Purchasers now desire to amend each of the Notes in accordance with Section 12 of each of the Notes;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers agree as follows:

1.	Section 23(ww) of each Note is hereby deleted and replaced with the following, effective as of the Closing Date as defined in the Securities Purchase Agreement dated June 29, 2011, by and between the Company and the Purchasers thereto (the “Effective Date”):

“‘Interest Rate’ means six percent (6.0%) per annum.”

2.	Interest accrued under the Notes prior to the Effective Date shall be unaffected by this Amendment (for clarity, Interest accrued prior to the Effective Date shall be calculated using twenty percent (20.0%) per annum through the day prior to the Effective Date). Except as set forth in this Amendment, the other provisions of each Note shall remain in full force and effect in accordance with their respective terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

THE COMPANY

A.P. PHARMA, INC.

By:	/s/ John Whelan
Name: John Whelan
Title: Chief Executive Officer

[Company Signature Page to Amendment]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

THE PURCHASERS

TANG CAPITAL PARTNERS, LP

By:	Tang Capital Management, LLC,
its general partner

By:	/s/ Kevin Tang
Name: Kevin C. Tang
Title: Managing Director

[Purchaser Signature Page to Amendment]

BAKER BROS. INVESTMENTS II, L.P.

By:	Baker Bros. Capital, L.P.,
its general partner
By:	Baker Bros. Capital (GP), LLC,
its general partner

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

BAKER BROTHERS LIFE SCIENCES, L.P.

By:	Baker Brothers Life Sciences Capital, L.P.,
its general partner
By:	Baker Brothers Life Sciences Capital (GP),
LLC, its general partner

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

14159, L.P.

By:	14159 Capital, L.P., its general partner
By:	14159 Capital (GP), LLC, its general partner

By:	/s/ Felix Baker
Name: Felix Baker
Title: Managing Member

[Purchaser Signature Page to Amendment]